As filed with the Securities and Exchange Commission on October 3, 2008.
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8
                          Registration Statement Under
                           The Securities Act of 1933

                          Thomas Pharmaceuticals, Ltd.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)

          New Jersey                                            20-3954826
          ----------                                            ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

            750 Highway 34
             Matawan, NJ                                          07747
             -----------                                          -----
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:            732-441-7700

 Thomas Pharmaceuticals, Ltd. 2008 Directors' and Officers' Stock Incentive Plan
 -------------------------------------------------------------------------------
                                       and
             Thomas Pharmaceuticals, Ltd. 2008 Stock Incentive Plan
             ------------------------------------------------------
                              (Full title of Plan)

               Mark Meller, President and Chief Executive Officer
                          Thomas Pharmaceuticals, Ltd.
                                 750 Highway 34
                                Matawan, NJ 07747
                                 (732) 441-7700

             (Name, address, including Zip Code and telephone number
                    including area code of agent for service)

                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                                2021 O Street, NW
                              Washington, DC 20036
                                 (202) 728-2909

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                        CALCULATION OF REGISTRATION FEE
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Title of each           Proposed      Proposed         Amount of
class of                maximum       maximum          aggregate    Total
securities to           amount to be  offering price   offering     registration
be registered           registered    per unit (c)     price        fee (10)
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Class A Common Stock    69,575,000    $.0001           $6,958       $.21 (1)
Class A Common Stock    69,575,000    $.0001           $6,958       $.21 (2)

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(1)     69,575,000 of the shares authorized under the Thomas Pharmaceuticals,
        Ltd. 2008 Directors' and Officers' Stock Incentive Plan

(2) 69,575,000 of the shares authorized under the Thomas Pharmaceuticals, Ltd. 2008 Stock Incentive Plan.

     Plan Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.
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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to any recipient of a stock option or stock award in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. We will furnish without charge to any person to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Thomas Pharmaceuticals, Ltd. 750 Highway 34, Matawan, NJ 07747. Thomas Pharmaceuticals' telephone number is (732) 441-7700.
























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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

     (a) Our Annual Report on Form 10-KSB for the fiscal years ended December 31, 2007 and 2006, filed with the Securities and Exchange Commission.

     (b) Our Quarterly Report on Form 10-Q for the period ended March 31, 2008 and June 30, 2008 filed with the Securities and Exchange Commission.

     (c) Our Form 8-K dated June 16, 2008 filed with the Securities and Exchange Commission.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

  ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Lawrence A. Muenz, a partner of Meritz & Muenz LLP, counsel to the Company, may receive compensation for legal services provided to the Company by his firm in the form of Class A Common Stock granted under the Thomas Pharmaceuticals, Ltd. 2008 Stock Incentive Plan.

  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The New Jersey Business Corporation Act provides that a New Jersey corporation is required to indemnify a director or officer against his or her expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding against such director or officer by reason of his or her being or having been such director or officer. A New Jersey corporation also has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or in the case of a proceeding by or in the right of the corporation, upon an appropriate determination by a court); and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made to or on behalf of a director or officer if a judgment or final adjudication adverse to the director or officer establishes that his or her omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b)

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

were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     Additionally, as permitted by the General Corporation Law of the State of New Jersey, Article VIII of the Company's Certificate of Incorporation provides that no director of the Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that this provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock or
(iv) any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

  ITEM 8.   EXHIBITS

        4.1     Thomas Pharmaceuticals, Ltd. 2008 Stock Incentive Plan.
        4.2 Thomas Pharmaceuticals, Ltd. Directors' and Officers' 2008 Stock Incentive Plan.
        5.1     Legal Opinion of Meritz & Muenz LLP.
        23.     Consent of Experts and Counsel
                23.1    Consent of Bagell, Josephs, Levine & Company, L.C.C.
                23.2    Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)

  ITEM 9.   UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

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

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Matawan, New Jersey, on October 3, 2008.

                                    THOMAS PHARMACEUTICALS, LTD.

By:                                 s/Mark Meller
                                    ----------------------------
                                    Mark Meller, President,
                                    Chief Executive Officer and
                                    Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

s/Mark Meller                               Date:     October 3, 2008
-------------------------------
Mark Meller, President,
Chief Executive Officer and
Principal Financial Officer
Director

/s/ Frank V. Esser                          Date:     October 3, 2008
-------------------------------
Frank V. Esser
Director

 THOMAS PHARMACEUTICALS, LTD. 2008 DIRECTORS' AND OFFICERS' STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Board of Directors of the Registrant who administers the Thomas Pharmaceuticals, Ltd. 2008 Directors' and Officers' Incentive Stock Plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Matawan, New Jersey, on October 3, 2008.

By:                                 s/Mark Meller
                                    ----------------------------
                                    Mark Meller, President,
                                    Chief Executive Officer and
                                    Principal Financial Officer

             THOMAS PHARMACEUTICALS, LTD. 2008 STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Board of Directors of the Registrant who administers the Thomas Pharmaceuticals, Ltd. 2008 Incentive Stock Plan, as amended, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Matawan, New Jersey, on October 3, 2008.

By:                                 s/Mark Meller
                                    ----------------------------
                                    Mark Meller, President,
                                    Chief Executive Officer and
                                    Principal Financial Officer

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                                INDEX OF EXHIBITS

4.1     Thomas Pharmaceuticals, Ltd. 2008 Stock Incentive Plan.
4.2 Thomas Pharmaceuticals, Ltd. Directors' and Officers' 2008 Stock Incentive Plan.
5.1     Legal Opinion of Meritz & Muenz LLP
23      Consent of Experts and Counsel
        23.1        Consent of Bagell, Josephs, Levine & Company, L.C.C.
        23.2        Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)



















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